Exhibit 10.1

Westergaard Holdings Ltd.

12757 54th Avenue, Surrey, BC V3X 3C1 (604) 970-4992

December 31, 2015

Robert C. Silzer
DSG Global Inc.
5455 - 152 Street
Suite 214
Surrey, BC V3S 5A5

Dear Mr. Silzer:

RE: Westergaard Holdings Ltd. — Subscription Agreement/Debt Settlement & Addendums

As per your request, Westergaard Holdings Ltd. hereby extends redemption dates as set out in a Letter Agreement addressed to yourself and dated November 10, 2015 as follows:

1.	I hereby agree to extend the December 15, 2015 redemption date to May 1, 2016.
2.	I hereby agree to extend the January 15, 2016 redemption date to June 1, 2016.
3.	I hereby agree to extend the February IS, 2016 redemption date to July 1, 2016.

I trust the extension of redemption dates as set out above will provide yourself and the company ample time to raise sufficient capital to redeem all of the Series A Convertible Preferred Shares owned by Westergaard Holdings Ltd. and to provide DSG Global Inc. with working capital as required to move forward.

Yours very truly,

Westergaard Holdings Ltd.

/s/ Keith Westergaard
Keith B. Westergaard

keith.westergaard@gmail.com